Exhibit 10.13
STOCK OPTION CONSIDERATION AGREEMENT
GRANT DATE: ________
The following Agreement is established to protect the trade secrets, intellectual property, confidential information, customer relationships and goodwill of Motorola Solutions, Inc. (“Motorola Solutions” or the “Company”) and each of its subsidiaries (the “Company”) both as defined in the Motorola Solutions Omnibus Incentive Plan of 2015, as amended (the “2015 Plan”). Reference is made to the employment agreement (“Employment Agreement”) by and between Gregory Q. Brown and Motorola, Inc. dated as of the 27th day of August 2008, as amended from time to time.
As consideration for the stock option(s) granted to me on the date shown above under the terms of the 2015 Plan (the “Covered Options”), and Motorola Solutions having provided me with Confidential Information (as defined in the Employment Agreement), I agree to the following:
1.     Sections 7(a), (b) and (c) (together, the “Restrictive Covenants”) of the Employment Agreement are hereby incorporated by reference into this Agreement and shall apply as if fully set forth herein mutatis mutandis and any capitalized terms used in such Sections 7(a), (b) and (c) shall have the meanings ascribed to such terms in the Employment Agreement. I acknowledge that my agreement to the Restrictive Covenants is a condition of the grant of the Covered Options.
2.    I acknowledge that the Covered Options are subject to the terms and conditions of the Company’s Policy Regarding Recoupment of Incentive Payments upon Financial Restatement, as such policy is in effect on the grant date set forth above (such policy, as it may be amended from time to time, including as it may be amended to comply with Section 10D of the Exchange Act, the “Recoupment Policy”). The Recoupment Policy provides that, in the event of certain accounting restatements (a “Policy Restatement”) the Company’s independent directors may require, among other things (a) cancellation of any of the Covered Options that remain outstanding; and/or (b) reimbursement of any gains realized in respect of the Covered Options, if and to the extent the conditions set forth in the Recoupment Policy apply. Any determinations made by the independent directors in accordance with the Recoupment Policy shall be binding upon me. The Recoupment Policy is in addition to any other remedies which may be otherwise available to the Company at law, in equity or under contract, or otherwise required by law, including under Section 10D of the Exchange Act.
3.     I agree that by accepting the Covered Options, if I violate the Restrictive Covenants, then, in addition to any other remedies available in law and/or equity in any country, all of my vested and unvested Covered Options will terminate and no longer be exercisable, and for all Covered Options exercised within one year prior to the termination of my employment for any reason or anytime after termination of my employment for any reason, I will immediately pay to the Company the difference between the exercise price on the date of grant as reflected in the Award Document for the Covered Options and the market price of the Covered Options on the date of exercise (the “spread”).
I expressly agree that the Company may take such actions as are necessary or appropriate to effectuate the foregoing (as applicable to me) or applicable law without further consent or action being required by me. For purposes of the foregoing and as a condition to the grant, I expressly and explicitly authorize the Company to issue instructions, on my behalf, to the Designated Broker (as defined below) (or any other stock plan service provider engaged by the Company to administer awards granted under the 2015 Plan) to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company. “Designated Broker” means E*TRADE Financial Services LLC or such other stock plan service provider as may be selected by the Company in the future for purposes of assisting the Company with the implementation, administration and management of the 2015 Plan.
I acknowledge that I am hereby advised in writing to consult with an attorney before entering into the restrictions outlined in this Agreement. I acknowledge that prior to acceptance of this Agreement, I have been advised by the Company of my right to seek independent advice from an attorney of my own selection regarding this Agreement, including the restraints imposed upon me pursuant to Sections 1-3 of this Agreement. I acknowledge that I have entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. I further represent that in entering into this Agreement, I am not relying on any statements or representations made by any of the Company’s directors, officers, employees or agents which are not expressly set forth herein, and that I am relying only upon my own judgment and any advice provided by the my attorney. I acknowledge that I have been provided at minimum 14 calendar days to review the provisions contained herein.
4.     The Restrictive Covenants can be waived or modified only upon the prior written consent of Motorola Solutions.
5.    I acknowledge that the promises in this Agreement, not any employment of or services performed by me in the course and scope of that employment, are the sole consideration for the Covered Options. I agree the Company shall have the right to assign this Agreement which shall not affect the validity or enforceability of this Agreement, subject to the limitations on assignment contained in the Employment Agreement. This Agreement shall inure to the benefit of the assigns and successors of the Company and that references to Motorola Solutions or the Company shall include any such assigns and successors.
6    I acknowledge that the harm caused to the Company by the breach or anticipated breach of the Restrictive Covenants will be irreparable and I agree the Company may obtain injunctive relief against me in addition to and cumulative with any other legal or equitable rights and remedies the Company may have pursuant to this Agreement, any other agreements between me and the Company for the protection of the Company’s Confidential Information (as defined in the Employment Agreement), or law, including the recovery of liquidated damages. I agree that any interim or final equitable relief entered by a court of competent jurisdiction, as specified in paragraph 9 below, will, at the request of the Company, be entered on consent and enforced by any such court having jurisdiction over me. This relief would occur without prejudice to any rights either party may have to appeal from the proceedings that resulted in any grant of such relief.
7.    With respect to the Covered Options, this Agreement (and any provisions of the Employment Agreement incorporated into this Agreement) is my entire agreement with the Company. No waiver of any breach of any provision of this Agreement by the Company shall be construed to be a waiver of any succeeding breach or as a modification of such provision. The provisions of this Agreement shall be severable and in the event that any provision of this Agreement shall be found by any court as specified in paragraph 9 below to be unenforceable, in whole or in part, the remainder of this Agreement shall nevertheless be enforceable and binding on the parties. I also agree that the court may modify any invalid, overbroad or unenforceable term of this Agreement so that such term, as modified, is valid and enforceable under applicable law. Further, I affirmatively state that I have not, will not and cannot rely on any representations not expressly made herein.
8.    I accept the terms of this Agreement and the above option(s) to purchase shares of the Common Stock of the Company, subject to the terms of this Agreement, the 2015 Plan, and any Award Document issued pursuant thereto. I am
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familiar with the 2015 Plan and agree to be bound by it to the extent applicable, as well as by the actions of the Company’s Board of Directors or any committee thereof.
9.    I agree that this Agreement (and any provisions of the Employment Agreement incorporated into this Agreement) and the 2015 Plan, and any Award Document issued pursuant thereto, together constitute an agreement between the Company and me. I further agree that this Agreement is governed by the laws of Illinois, without giving effect to any state’s principles of Conflicts of Laws, and any legal action related to this Agreement shall be brought only in a federal or state court located in Illinois, USA. I accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Agreement and the Covered Options.

Date	Signature	Gregory Q. Brown Printed Name
Commerce ID

IN ORDER FOR THE ABOVE-REFERENCED OPTION(S) TO BE AWARDED, THIS AGREEMENT, SIGNED AND DATED, MUST BE RETURNED TO MOTOROLA SOLUTIONS c/o EXECUTIVE REWARDS NO LATER THAN ___________.
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